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                                                                       EXHIBIT 5

                                            October 17, 2001

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431
Re: Opinion of Counsel

    This opinion is furnished in connection with the registration by General Electric Company (the "Company") pursuant to a Registration Statement on
Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of $5,000,000,000 aggregate principal amount of the Company's senior or subordinated, unsecured, debt securities (the "Debt Securities"), warrants to purchase any of the Debt Securities (the "Warrants"), guarantees (the "Guarantees") and shares of common stock of the Company, $0.06 par value ("Common Stock"), reserved for issuance upon conversion or exchange of the Debt Securities (the "Shares").

    The Debt Securities will be issued from time to time either in whole or in part under one or the other of two separate indentures between the Company and the Bank of New York (each of such indentures being herein called an "Indenture" and such indentures being collectively called the "Indentures"). The Warrants to purchase any of the Debt Securities will be issued under one or more warrant agreements between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agreement"). The Guarantees will be issued from time to time for the benefit of holders of specified underlying securities. The Shares will be issued from time to time upon conversion or exchange of Debt Securities.

    As Corporate Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, that when

    a. the Registration Statement and any amendments thereto have become effective;

    b. the issuance of the Debt Securities and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Debt Securities have been duly executed, authenticated and delivered against payment therefor;

    c. the related Indenture or Indentures, as the case may be, have been duly authorized, executed and delivered;

    d. the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered against payment therefor;

    e. the related Warrant Agreement or Agreements under which the Warrants are to be delivered have been duly authorized, executed and delivered;

    f. the issuance of Guarantees and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Guarantees have been duly executed and delivered;

    g. the issuance of the Shares have been duly authorized by appropriate corporate action and they have been duly issued upon conversion or exchange of the underlying Debt Securities in accordance with their terms and the certificates evidencing such Shares have been duly executed and delivered;

(i) subject to the final terms of the Debt Securities being in compliance with then applicable law, the Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the benefits provided by the related Indenture or Indentures, (ii) the Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders
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thereof to the benefits provided by the related Warrant Agreement or Agreements, as the case may be, pursuant to which such Warrants were issued, (iii) subject to the final terms of the Guarantees being in compliance with then applicable law, the Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iv) the Shares, when issued upon the conversion or exchange of the Debt Securities pursuant to the terms of the Debt Securities, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

    Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

    My opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,
                                        Robert E. Healing

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